Exhibit 4.2

OFFICERS’ CERTIFICATE PURSUANT TO SECTIONS 2.1 AND 12.4 OF THE INDENTURE

In connection with the issuance by Smurfit Westrock Financing Designated Activity Company (the “Issuer”) of $800,000,000 aggregate principal amount of 5.185% Senior Notes due 2036 (the “Notes”), fully and unconditionally guaranteed by Smurfit Westrock plc (“Smurfit Westrock”), Smurfit Kappa Group Limited (formerly known as Smurfit Kappa Group plc), Smurfit Kappa Treasury Unlimited Company, Smurfit Kappa Investments Limited, Smurfit Kappa Acquisitions Unlimited Company, Smurfit Kappa Treasury Funding Designated Activity Company, Smurfit International B.V., Smurfit WestRock US Holdings Corporation, WestRock Company, WRKCo Inc., WestRock MWV, LLC and WestRock RKT, LLC (the “Subsidiary Guarantors” and, together with Smurfit Westrock, the “Guarantors”) (such guarantees, the “Guarantees”), we, Officers of the Issuer and of each of the Guarantors, respectively, hereby certify pursuant to Sections 2.1 and 12.4 of the Indenture, dated as of November 21, 2025, among the Issuer, the Guarantors and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) (the “Indenture”) and pursuant to the authorization of the Board of Directors of the Issuer by resolutions adopted on November 7, 2025, by resolutions adopted by the Board of Directors of Smurfit Westrock on November 11, 2025, and by resolutions adopted by the respective governing bodies of each of the Subsidiary Guarantors on November 7, 2025, respectively (collectively, the “Resolutions”), as follows:

1. Each undersigned Officer has read the provisions of the Indenture setting forth covenants and conditions to the Trustee’s authentication and delivery of the Notes, including Sections 2.1 and 12.4 thereof, and the definitions in the Indenture relating thereto. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Indenture.

2. Each undersigned Officer has examined the applicable Resolutions relating to the authorization, issuance, authentication and delivery of the Notes and the Guarantees, as applicable, and such other corporate records of the Issuer and the Guarantors and other documents deemed necessary as a basis for the opinion hereinafter expressed.

3. In the opinion of each undersigned Officer, such Officer has made such examination or investigation as is necessary to enable such Officer to express an informed opinion as to whether the covenants and conditions referred to above have been complied with.

4. Each undersigned Officer is of the opinion that the covenants and conditions referred to above have been complied with.

5. Each of the Guarantors hereby reaffirms its guarantee of the obligations of the Issuer under the Indenture and the Notes pursuant to and as set forth in Article XI of the Indenture.

6. Each undersigned Officer hereby confirms that the following terms and conditions of the Notes were established in accordance with Section 2.1 of the Indenture.

Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

5.185% Senior Notes due 2036

Issuer:	Smurfit Westrock Financing Designated Activity Company

Guarantors:

Smurfit Westrock plc;

Smurfit Kappa Group Limited (formerly known as Smurfit Kappa Group plc);

Smurfit Kappa Treasury Unlimited Company;

Smurfit Kappa Investments Limited;

Smurfit Kappa Acquisitions Unlimited Company;

Smurfit Kappa Treasury Funding Designated Activity Company;

Smurfit International B.V.;

Smurfit WestRock US Holdings Corporation;

WestRock Company;

WRKCo Inc.;

WestRock MWV, LLC; and

WestRock RKT, LLC

Title:	5.185% Senior Notes due 2036

Limit of Aggregate Principal Amount:

The Issuer may from time to time, without the consent of the Holders, create and issue additional Notes having the same terms and conditions in all respects (or in all respects except for the issue date, the first payment of interest thereon and/or the issue price) as the Notes. The additional Notes shall be consolidated and form a single series of securities with the Notes.

Currency:	U.S. Dollars
Issue Price:	99.987%

Original Issue Date:	November 21, 2025 (the “Original Issue Date”)

Form of Notes:	The Notes will be issued in the form of Global Notes in the amount of $800,000,000. The Depositary for the Global Notes will be The Depository Trust Company (the “Depositary”). The Global Notes will be executed and delivered in substantially the form of Exhibit A hereto. The Global Notes may not be exchanged in whole or in part for Definitive Notes, or registered in the name of any person other than the Depositary or a nominee thereof, unless as set forth in the Indenture.
Maturity Date:	January 15, 2036, unless redeemed earlier at the option of the Issuer.

Interest:

5.185% per annum

Interest shall accrue from November 21, 2025, and be payable semi-annually in arrears on January 15 and July 15 of each year to Holders of record at the close of business on the immediately preceding January 1 or July 1, commencing July 15, 2026 (long first coupon).

Additional Amounts:	As set forth in Section 4.7 of the Indenture and in Paragraph 8 of the form of the Notes attached hereto as Exhibit A, Additional Amounts shall be payable.

Place of Payment:	The principal, any premium and Additional Amounts, if any, and interest on the Notes shall be payable at the Corporate Trust Office of the Trustee (the “Place of Payment”). The Notes may be surrendered for registration, transfer, exchange or conversion as set forth in the Indenture at the Place of Payment.

Optional Redemption:

As set forth in Section 3.1 of the Indenture and in the form of the Notes attached hereto as Exhibit A, the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time.

Prior to October 15, 2035 (the date that is three months prior to the scheduled maturity of the Notes) (the “Par Call Date”), the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (a) 100% of the principal amount of the Notes to be redeemed and (b) (i) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes to be redeemed are scheduled to mature on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in Exhibit A) plus 20 basis points, less (ii) interest accrued to the date of redemption, plus, in either case, accrued and unpaid interest thereon and Additional Amounts, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

On or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest and Additional Amounts, if any, thereon, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. For the avoidance of doubt, any redemption price shall be calculated by the Issuer, or on behalf of the Issuer by such Person as the Issuer may engage, and the calculation of the redemption price shall not be an obligation or duty of the Trustee or the Paying Agent. Neither the Trustee nor any Paying Agent shall be responsible for determining or verifying the Company’s determination of the redemption price.

Any such redemption and notice may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent, and such notice may state that, in the Issuer’s discretion, the Redemption Date may be delayed without any additional notice until such time as any or all such conditions shall be satisfied.

In the case of a partial redemption of the Notes, selection of the Notes to be redeemed shall be made in the manner described in Section 3.3 of the Indenture.

If and for so long as the Notes to be redeemed are admitted to the Global Exchange Market of Euronext Dublin and the rules of Euronext Dublin so require, not less than 10 nor more than 60 days prior to the Redemption Date, the Issuer will mail notice of redemption to Holders by first class mail, postage prepaid, or otherwise in accordance with the applicable procedures of DTC, to each Holder of Notes to be redeemed, at such Holder’s address appearing in the Register. Such notice of redemption may also be posted on the official website of Euronext Dublin (www.ise.ie), to the extent and in the manner permitted by the rules of Euronext Dublin.

Except pursuant to the preceding paragraphs and except as described below under “Tax Redemption”, the Notes will not be redeemable at the Issuer’s option.

Tax Redemption:	As set forth in Section 4.7 of the Indenture and in Paragraph 8 of the form of the Notes attached hereto as Exhibit A, in the event of certain tax law changes that would require the Issuer or any Guarantor to pay Additional Amounts, the Issuer may redeem the Notes in whole, but not in part, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the date fixed for redemption, and all Additional Amounts, if any.

Sinking Fund:	The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Events of Default:

Section 7.1 of the Indenture is hereby supplemented such that “Event of Default” also means the following event which shall have occurred and be continuing:

(5) default under any mortgage, indenture or instrument under which there is issued and outstanding any Indebtedness for money borrowed by Smurfit Westrock or any of its Subsidiaries (or the payment of which is guaranteed by Smurfit Westrock or any of its Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

(a)   is caused by a failure to pay principal at the final stated maturity of such Indebtedness (after giving effect to any applicable grace period provided in the Indebtedness) (a “Payment Default”); or

(b)   results in the acceleration of such Indebtedness prior to its express maturity;

and in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $300.0 million or more.

In the event of any Event of Default specified in clause (5), above, such Event of Default and all consequences thereof (including, without limitation, any acceleration or resulting payment default) shall be annulled, waived and rescinded automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose, (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, (y) the creditors on such Indebtedness have rescinded or waived the acceleration, notice or action, as the case may be, giving rise to such Event of Default or (z) if the default that is the basis for such Event of Default has been cured.

In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer in bad faith with the intention of avoiding payment of the premium that the Issuer would have had to pay if the Issuer then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture or was required to repurchase the Notes, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

Defeasance and Discharge of the Notes (Sections 9.2 and 9.3 of the Indenture):	Applicable

Change of Control:

If a Change of Control Repurchase Event occurs, each Holder will have the right to require the Issuer to repurchase all or any part (equal to $200,000 and integral multiples of $1,000 in excess thereof in the case of Notes that have denominations larger than $200,000) of that Holder’s Notes pursuant to an offer (the “Change of Control Offer”). In the Change of Control Offer, the Issuer will offer a payment (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest and Additional Amounts, if any, thereon, to, but excluding, the date of purchase.

Within 60 days following any Change of Control Repurchase Event, the Issuer will mail a notice to each Holder and the Trustee describing the transaction or transactions that constitute the Change of Control Repurchase Event and offering to repurchase the Notes on a date (the “Change of Control Payment Date”) specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The Issuer will comply with the requirements of Section 14(e) of the Exchange Act to the extent applicable and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with these Change of Control Repurchase Event provisions, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under these Change of Control Repurchase Event by virtue of such conflict.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)   accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)   deposit with the relevant Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3)   deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of the Notes or portions thereof being purchased by the Issuer.

The Paying Agent will promptly mail to each Holder of the Notes so tendered the Change of Control Payment for the Notes and the Trustee or the relevant Registrar will, upon receipt of an Issuer Order, promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered, if any; provided that each such new Note will be in a principal amount of $200,000 or an integral multiple of $1,000 in excess thereof.

In the case of Definitive Notes, if the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Amounts, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest or Additional Amounts will be payable to Holders who tender pursuant to the Change of Control Offer; in the case of Global Notes, the Issuer will pay accrued and unpaid interest to the Change of Control Payment Date to the Holder on such date.

The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date, and if and for so long as the Notes are listed on Euronext Dublin, and the rules of Euronext Dublin so require, the Issuer will give notice with respect to the results of the Change of Control Offer to the Companies Announcement Office of Euronext Dublin.

The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control Repurchase Event will be applicable regardless of whether any other provisions of the Indenture are applicable.

The Issuer will not be required to make a Change of Control Offer with respect to the Notes following a Change of Control Repurchase Event if (i) an Affiliate of the Issuer or a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Officers’ Certificate applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption for all of the outstanding Notes has been given as described herein under the caption “Optional Redemption” unless and until there is a default in the payment of the applicable redemption price, plus accrued and unpaid interest to the proposed Redemption Date. Notwithstanding the foregoing, a Change of Control Offer may be made in advance of a Change of Control Repurchase Event, conditional upon the Change of Control, so long as a definitive agreement has been executed that contains terms and provisions that would otherwise result in a Change of Control upon completion of the transactions contemplated thereby.

In connection with the provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control Repurchase Event, the following defined terms apply:

“Change of Control” means the occurrence of any of the following:

(1)   the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or transfer of Smurfit Westrock’s Voting Stock), in one or a series of related transactions, of all or substantially all of the properties or assets of Smurfit Westrock and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2)   the adoption of a plan relating to the liquidation or dissolution of the Issuer; or

(3)   the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Smurfit Westrock, measured by voting power rather than number of shares.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) the Ultimate Parent immediately prior to such transaction becomes a direct or indirect wholly owned subsidiary of another Person and (ii)(A) the Beneficial Owners of the Voting Stock of such other Person immediately following that transaction are substantially the same as the holders of the Voting Stock of the Ultimate Parent immediately prior to that transaction or (B) immediately following that transaction no Person is the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of such Person, measured by voting power rather than number of shares.

“Change of Control Repurchase Event” means a Change of Control and a Rating Event.

“Rating Date” means the date of first public announcement of an event that constitutes a Change of Control.

“Rating Event” means that any time within a 90 day period from the Rating Date (which period shall be extended for up to, but no longer than, an additional 90 days so long as any Rating Agency has publicly announced that it is considering a possible downgrade of the Notes), (i) the rating on the Notes is lowered by at least one Rating Agency and (ii) the Notes are rated below an Investment Grade rating by at least two Rating Agencies, if the Notes are rated by all three Rating Agencies, or by each Rating Agency, if the Notes are rated by fewer than three Rating Agencies; provided that a Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agency or Rating Agencies, as applicable, making the reduction in rating to which this definition would otherwise apply does or do not announce or publicly confirm or inform us in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Event). The Trustee shall not be responsible for monitoring or charged with knowledge of the ratings on the Notes.

Limitation on Issuance of Guarantees of Indebtedness by Subsidiaries:

Smurfit Westrock will not cause or permit any of its Subsidiaries that is not a Guarantor or the Issuer, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of any Indebtedness of Smurfit Westrock or any of its Subsidiaries under the Existing Guarantee Covenant Notes or any other Public Indebtedness unless, subject to the limitations set forth in the Indenture, such Subsidiary executes and delivers a supplemental indenture to the Indenture providing for a Guarantee of payment of the Notes by such Subsidiary on the same terms as the guarantee of such Indebtedness within 10 Business Days thereof; provided that if such Indebtedness is by its terms expressly subordinated to the Notes or any Guarantee, any such guarantee, assumption or other liability of such Subsidiary with respect to such Indebtedness shall be subordinated to such Subsidiary’s Guarantee of the Notes at least to the same extent as such Indebtedness is subordinated to the Notes or any other Guarantee.

The obligations in the foregoing paragraph will not be operative to the extent (1) the Notes have an Investment Grade rating from two or more Rating Agencies and (2) none of the Existing Guarantee Covenant Notes benefit from a guarantee from such Subsidiary. The obligations in the foregoing paragraph will be permanently terminated and no longer in effect as of the first date on which none of the Existing Guarantee Covenant Notes are outstanding.

To the extent any Subsidiary of Smurfit Westrock is required to provide a Guarantee, such Guarantee will be limited as necessary to recognize certain defenses generally available to guarantors (including those that relate to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally) or other considerations under applicable law.

No Personal Liability of Directors, Officers, Employees and Stockholders:

Section 12.9 of the Indenture is hereby restated in its entirety:

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the United States federal or other applicable securities laws.

Listing Exchange:	The Notes are expected to be listed on the Official List of the Irish Stock Exchange plc trading as Euronext Dublin and to trading on the Global Exchange Market and added to the Euronext ESG Bonds platform in accordance with the rules of that exchange. No assurance can be given that such application will be approved or that any of the Notes will be listed.

Notices and Demand to the Issuer or the Guarantors:	Smurfit Westrock plc Attention: Secretary Beech Hill Clonskeagh Dublin 4 Ireland

Notices and Demands to the Trustee:

Deutsche Bank Trust Company Americas

Attention: Corporates Team, Smurfit Westrock AA8433

Deutsche Bank Trust Company Americas

Trust and Securities Services

1 Columbus Circle, 4th Floor

Mail Stop: NYC01-0417

New York, New York 10019

United States of America

Other Terms of the Notes:	The Notes shall include such other terms as are set forth in the form of Notes attached hereto as Exhibit A hereto and in the Indenture.

Dated: November 21, 2025

ISSUER: SMURFIT WESTROCK FINANCING DAC

By:	/s/ Ken Bowles
Name: Ken Bowles
Title: Authorized Signatory

By:	/s/ Gillian Carson-Callan
Name: Gillian Carson-Callan
Title: Authorized Signatory

[Signature Page to the Officers' Certificate]

IRISH GUARANTORS: SMURFIT WESTROCK PLC
SMURFIT KAPPA GROUP LIMITED
SMURFIT KAPPA INVESTMENTS LIMITED
SMURFIT KAPPA ACQUISITIONS UNLIMITED COMPANY
SMURFIT KAPPA TREASURY FUNDING DESIGNATED ACTIVITY COMPANY
SMURFIT KAPPA TREASURY UNLIMITED COMPANY

By:	/s/ Ken Bowles
Name: Ken Bowles
Title: Authorized Signatory

By:	/s/ Gillian Carson-Callan
Name: Gillian Carson-Callan
Title: Authorized Signatory

[Signature Page to the Officers' Certificate]

DUTCH GUARANTOR: SMURFIT INTERNATIONAL B.V.

By:	/s/ PJA Koelewijn
Name: PJA Koelewijn
Title:

By:	/s/ M. Van Der Velden
Name: M. Van Der Velden
Title: Director

[Signature Page to the Officers' Certificate]

DELAWARE GUARANTORS: SMURFIT WESTROCK US HOLDINGS CORPORATION
WESTROCK COMPANY
WESTROCK MWV, LLC WRKCO. INC.

By:	/s/ Ken Bowles
Name: Ken Bowles
Title: Chief Financial Officer, Smurfit Westrock Group

By:	/s/ Steven B. Nickerson
Name: Steven B. Nickerson
Title: Secretary

[Signature Page to the Officers' Certificate]

GEORGIA GUARANTOR: WESTROCK RKT, LLC

By:	/s/ Ken Bowles
Name: Ken Bowles
Title: Chief Financial Officer, Smurfit Westrock Group

By:	/s/ Steven B. Nickerson
Name: Steven B. Nickerson
Title: Secretary

[Signature Page to the Officers' Certificate]

EXHIBIT A

[FORM OF FACE OF GLOBAL NOTE]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

[Global Notes Legend]

UNLESS A CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ITS AUTHORIZED NOMINEE OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO ITS AUTHORIZED NOMINEE, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, ITS AUTHORIZED NOMINEE, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

SMURFIT WESTROCK FINANCING DESIGNATED ACTIVITY COMPANY

5.185% Senior notes due 2036

CUSIP: 83272Y AC6

ISIN: US83272YAC66

No. R-1

SMURFIT WESTROCK FINANCING DESIGNATED ACTIVITY COMPANY, a designated activity company incorporated under the laws of Ireland and having its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland (the “Issuer”, which term includes any successor corporation), for value received promises to pay to Cede & Co. or registered assigns upon surrender hereof the principal sum indicated on Schedule A hereof, on January 15, 2036.

Interest Payment Dates: January 15 and July 15 of each year, commencing July 15, 2026.

Record Dates: January 1 and July 1 of each year.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or electronically by its duly authorized officers.

Dated:

SMURFIT WESTROCK FINANCING DESIGNATED ACTIVITY COMPANY

AS ISSUER

By:_________________________
Name:
Title:

By:_________________________
Name:
Title:

[Signature Page to Global Note (USD Notes)]

This is one of the Notes referred to
in the within-mentioned Indenture:

Deutsche Bank Trust Company Americas,
as Authenticating Agent for
Deutsche Bank Trust Company Americas, as Trustee

By: _____________________
Name:
Title:

Dated: _________________

[Signature Page to Global Note (USD Notes)]

[FORM OF REVERSE]

SMURFIT WESTROCK FINANCING DESIGNATED ACTIVITY COMPANY

5.185% SENIOR NOTES DUE 2036

1.       Interest. SMURFIT WESTROCK FINANCING DESIGNATED ACTIVITY COMPANY, a designated activity company incorporated under the laws of Ireland and having its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland (the “Issuer”), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. Interest on the Notes will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing July 15, 2026. The Issuer will make each interest payment to the Holders of record at the close of business on the immediately preceding January 1 and July 1 of each year. Rights of holders of beneficial interests to receive such payments will be subject to applicable procedures of DTC. Interest on the Notes will accrue at the rate of 5.185% per annum on the aggregate nominal amount of the Notes outstanding. Interest accruing on all Notes then outstanding shall be payable in cash. Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth herein.

2.       Additional Amounts. All payments made by the Payor on the Notes or any Guarantor with respect to its Guarantee will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or on behalf of (1) any jurisdiction in which the Payor or any Guarantor or successor Guarantor is organized or otherwise considered resident for tax purposes or any political subdivision or governmental authority thereof or therein having power to tax, or (2) any jurisdiction from or through which payment on the Notes or any of the Guarantees is made, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (1) and (2), a “Relevant Taxing Jurisdiction”), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction shall at any time be required from any payments made with respect to the Notes or the Guarantees, including, without limitation, payments of principal, Redemption Price, interest or premium, if any, the Payor or the relevant Guarantor, as applicable, will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by the Holders of the Notes or the Trustee, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), equal the amounts which would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable with respect to:

(1)       any Taxes imposed or levied by or on behalf of a Relevant Taxing Jurisdiction upon any payments to a Holder or Beneficial Owner who is liable for such Taxes in respect of the Notes by reason of the Holder (or a fiduciary, settlor, beneficiary, member, partner or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust, partnership, limited liability company or corporation) or Beneficial Owner having any present or former connection with such Relevant Taxing Jurisdiction (including, without limitation, being resident for tax purposes, being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, such Relevant Taxing Jurisdiction) other than a connection arising from the acquisition, ownership or holding of such Note or enforcement of rights thereunder or the receipt of payments in respect of the Notes or with respect to any Guarantee;

(2)       any Taxes that would not have been imposed if the Holder or Beneficial Owner had made a declaration of non-residence or any other claim or filing for exemption to which it is entitled (provided that (x) such declaration of non-residence or other claim or filing for exemption is required by the applicable law of the applicable Relevant Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption is required under the applicable law of the applicable Relevant Taxing Jurisdiction, the relevant Holder or Beneficial Owner at that time has been notified in writing by the Payor or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption is required to be made);

(3)       except in the case of the winding up of the Payor, any Note presented for payment (where presentation is required) in the Relevant Taxing Jurisdiction (unless by reason of the Payor’s actions, presentment could not have been made elsewhere and except to the extent that the Holder would have been entitled to Additional Amounts had the Notes been presented elsewhere);

(4)       any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented during such 30 day period);

(5)       any Taxes that are payable otherwise than by withholding from a payment of the principal of, premium, if any, or interest, if any, on the Notes or with respect to any Guarantee;

(6)       any estate, inheritance, gift, sales, excise, transfer, personal property or similar tax, assessment or other governmental charge;

(7)       a Tax imposed in connection with a Note presented for payment by or on behalf of a Holder or Beneficial Owner who would have been able to avoid such Tax by presenting the Note to, or otherwise accept payment from, another paying agent in a member state of the European Union;

(8)       any Taxes imposed, deducted or withheld pursuant to Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, in each case, as of the Original Issue Date (and any amended or successor version that is substantively comparable); any current or future regulations or agreements thereunder, official interpretations thereof or any law implementing an intergovernmental agreement relating thereto; or any treaty, law, regulation or other official guidance enacted in any other jurisdiction, facilitating implementation thereof;

(9)       all United States backup withholding taxes;

(10)       any Tax deducted, withheld or imposed in connection with the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021), as amended from time to time; or

(11)       any combination of clauses (1) through (10) above.

Such Additional Amounts will also not be payable where, had the Beneficial Owner of the Note been the Holder of the Note, it would not have been entitled to payment of Additional Amounts by reason of clauses (1) to (11) inclusive above.

Upon request, the Issuer will provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts. Copies of such documentation will be made available to the Holders upon request.

3.       Method of Payment. The Issuer shall pay interest on the Notes (except Defaulted Interest) to the Persons who are registered Holders at the close of business on the Record Date with respect to such Notes immediately preceding the interest payment date for such interest. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay all amounts owing hereunder in Dollars. Immediately available funds for the payment of the principal of, premium, if any, interest and Additional Amounts, if any, on this Note due on any interest payment date, maturity date, Redemption Date or other repurchase date will be made available to the Paying Agent to permit the Paying Agent to pay such funds to the Holders on such respective dates.

4.       Paying Agent, Registrar and Transfer Agent. Initially, Deutsche Bank Trust Company Americas will act as Paying Agent, Registrar and Transfer Agent. In the event that a Paying Agent or Transfer Agent is replaced, the Issuer will provide notice thereof as set forth in the Indenture. The Issuer may change any Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may, subject to certain exceptions, act in any such capacity.

5.       Indenture. The Issuer issued the Notes under a base indenture, dated as of November 21, 2025 (the “Base Indenture”), as supplemented by an Officers’ Certificate, dated November 21, 2025, pursuant to Sections 2.1 and 12.4 of the Base Indenture (together with the Base Indenture, the “Indenture”), establishing certain terms of the Notes, among the Issuer, the Guarantors and Deutsche Bank Trust Company Americas, as Trustee, Paying Agent, Transfer Agent and Registrar. This Note is one of a duly authorized issue of Notes of the Issuer designated as its 5.185% Senior Notes due 2036 (the “Notes”). The terms of the Notes include those stated in the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture for a statement of them. The Notes are senior obligations of the Issuer. Additional Notes may be issued from time to time under the Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

6.       Ranking. The Notes will be senior unsecured obligations of the Issuer and will: (a) rank equally in right of payment with all of the Issuer’s existing and future Indebtedness that is not subordinated in right of payment to the Notes; (b) rank senior in right of payment to all of the Issuer’s existing and future Indebtedness that is subordinated in right of payment to the Notes; (c) be effectively junior to all of the Issuer’s existing and future secured Indebtedness to the extent of the value of the collateral securing such other Indebtedness; and (d) be structurally subordinated in right of payment to any obligations of Smurfit Westrock’s Subsidiaries other than Smurfit Westrock’s Subsidiaries that are Guarantors.

7.       Optional Redemption. Except as set forth below in this Paragraph 7 or under Paragraph 8, none of the Notes will be redeemable prior to January 15, 2036.

Prior to October 15, 2035 (the date that is three months prior to the scheduled maturity of the Notes) (the “Par Call Date”), the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (a) 100% of the principal amount of the Notes to be redeemed and (b) (i) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes to be redeemed are scheduled to mature on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, less (ii) interest accrued to the date of redemption, plus, in either case, accrued and unpaid interest thereon and Additional Amounts, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

On or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest and Additional Amounts, if any, thereon, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. For the avoidance of doubt, any redemption price shall be calculated by the Issuer, or on behalf of the Issuer by such Person as the Issuer may engage, and the calculation of the redemption price shall not be an obligation or duty of the Trustee or the Paying Agent. Neither the Trustee nor any Paying Agent shall be responsible for determining or verifying the Company’s determination of the redemption price.

Any such redemption and notice may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent, and such notice may state that, in the Issuer’s discretion, the Redemption Date may be delayed without any additional notice until such time as any or all such conditions shall be satisfied.

In the case of a partial redemption of the Notes, selection of the Notes to be redeemed shall be made in the manner described in Section 3.3 of the Indenture.

If and for so long as the Notes to be redeemed are admitted to the Global Exchange Market of Euronext Dublin and the rules of Euronext Dublin so require, not less than 10 nor more than 60 days prior to the Redemption Date, the Issuer will mail notice of redemption to Holders by first class mail, postage prepaid, or otherwise in accordance with the applicable procedures of DTC, to each Holder of Notes to be redeemed, at such Holder’s address appearing in the Register. Such notice of redemption may also be posted on the official website of Euronext Dublin (www.ise.ie), to the extent and in the manner permitted by the rules of Euronext Dublin.

In connection with this Paragraph 7, the following defined term applies:

“Treasury Rate” means, as of any Redemption Date, the yield determined by the Issuer in accordance with the following two paragraphs:

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to such Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than such Remaining Life — and shall interpolate to such Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than such Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Issuer shall calculate the applicable Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date. If there is no United States Treasury security maturing on such Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from such Par Call Date, one with a maturity date preceding such Par Call Date and one with a maturity date following such Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding such Par Call Date. If there are two or more United States Treasury securities maturing on such Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

8.       Special Tax Redemption. The Issuer may, at its option, redeem the Notes in whole, but not in part, at any time upon giving not less than 10 nor more than 60 days’ notice to the Holders of the Notes (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the date fixed for redemption (a “Tax Redemption Date”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if a Payor determines that, as a result of: (1) any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction affecting taxation or (2) any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), the Payor or any Guarantor is, or on the next interest payment date in respect of the Notes would be, required to pay Additional Amounts with respect to the Notes, and the Payor or the relevant Guarantor (as appropriate) cannot avoid such obligation by taking reasonable measures available to it. In the case of the Issuer or any Guarantor as of the original issue date of the Notes, the Change in Tax Law must become effective on or after the original issue date of the Notes. In the case of a Successor Issuer or any Person who becomes a Guarantor after the original issue date of the Notes or any successor of any Guarantor, the Change in Tax Law must become effective after the date that the Issuer first makes payment on the Notes or after the date on which such Person became a Guarantor or a successor of any Guarantor, as applicable. Notice of redemption for taxation reasons will be published in accordance with the procedures set forth in the Indenture. Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Payor or Guarantor, as applicable, would be obligated to make such payment or withholding if a payment in respect of the Notes were then due. Prior to the publication or mailing of any notice of redemption of the Notes pursuant to the foregoing, the Payor will deliver to the Trustee an opinion of an independent tax counsel reasonably satisfactory to the Trustee to the effect that the circumstances referred to above exist. The Trustee will accept such opinion as sufficient existence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the Holders of the Notes.

9.       Guarantees. The payment by the Issuer of the principal of, premium, if any, interest and Additional Amounts, if any, on the Notes and all other obligations of the Issuer under the Indenture is, subject to Section 11.2 of the Indenture and limitations under applicable law, fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by each of the Guarantors to the extent set forth in the Indenture.

10.       Denominations; Form; Transfer and Exchange. The Global Notes are in registered form, without coupons, in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The Trustee, the Registrar, the Paying Agent and the Transfer Agent may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay all taxes and fees required by law or permitted by the Indenture.

11.       Persons Deemed Owners. The registered Holder of this Note shall be treated as the owner of it for all purposes, subject to the terms of the Indenture.

12.       Unclaimed Funds. If funds for the payment of principal of, premium, if any, interest and Additional Amounts, if any, on the Notes remain unclaimed for two years, the Trustee and the Paying Agents will repay the funds to the Issuer at its written request. After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

13.       Legal Defeasance and Covenant Defeasance. The Issuer may be discharged from its obligations under the Indenture and the Notes except for certain provisions thereof, and may be discharged from its obligations to comply with certain covenants contained in the Indenture, in each case upon satisfaction of certain conditions specified in the Indenture.

14.       Amendment; Supplement; Waiver. Subject to certain exceptions specified in the Indenture, the Indenture, the Notes or the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding.

15.       Successors. When a successor assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

16.       Defaults and Remedies. Subject to certain restrictions, if an Event of Default (other than an Event of Default specified in clause (4) of Section 7.1 of the Base Indenture) occurs and is continuing with respect to the Notes, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, interest, and Additional Amounts, if any, including an accelerated payment) if it determines that withholding notice is in their interest.

17.       Trustee Dealings with Issuer. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

18.       No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

19.       Authentication. This Note shall not be valid until the Trustee or Authenticating Agent signs, by manual, electronic or facsimile signature, the certificate of authentication on this Note.

20.       Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Unless otherwise defined herein, terms defined in the Indenture are used herein as defined therein.

21.       CUSIPs and ISINs. The Issuer has caused CUSIPs and ISINs to be printed on the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

22.       Governing Law. The Indenture, the Notes and the Guarantees, and the rights and duties of the parties hereunder and thereunder, shall be governed by, and construed in accordance with, the laws of the State of New York.

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount at maturity of this Note shall be $[ ]. The following decreases/increases in the principal amount at maturity of this Note have been made:

Date of Decrease/ Increase	Decrease in Principal Amount at Maturity	Increase in Principal Amount at Maturity	Total Principal Amount at Maturity Following such Decrease/ Increase	Notation Made by or on Behalf of Trustee

___________	___________	___________	___________	___________
___________	___________	___________	___________	___________
___________	___________	___________	___________	___________
___________	___________	___________	___________	___________
___________	___________	___________	___________	___________
___________	___________	___________	___________	___________
___________	___________	___________	___________	___________
___________	___________	___________	___________	___________
___________	___________	___________	___________	___________
___________	___________	___________	___________	___________
___________	___________	___________	___________	___________
___________	___________	___________	___________	___________

EXHIBIT B

[FORM OF FACE OF DEFINITIVE NOTE]

THIS NOTE IS A DEFINITIVE NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER SHALL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

SMURFIT WESTROCK FINANCING DESIGNATED ACTIVITY COMPANY

5.185% Senior notes due 2036

CUSIP: 83272Y AC6

ISIN: US83272YAC66

No. R-1

SMURFIT WESTROCK FINANCING DESIGNATED ACTIVITY COMPANY, a designated activity company incorporated under the laws of Ireland and having its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland (the “Issuer”, which term includes any successor corporation), for value received promises to pay to Cede & Co. or registered assigns upon surrender hereof the principal sum indicated on Schedule A hereof, on January 15, 2036.

Interest Payment Dates: January 15 and July 15 of each year, commencing July 15, 2026.

Record Dates: January 1 and July 1 of each year.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or electronically by its duly authorized officers.

Dated:

SMURFIT WESTROCK FINANCING DESIGNATED ACTIVITY COMPANY

AS ISSUER

By:_________________________
Name:
Title:

By:_________________________
Name:
Title:

[Signature Page to Definitive Note (USD Notes)]

This is one of the Notes referred to
in the within-mentioned Indenture:

Deutsche Bank Trust Company Americas,
as Authenticating Agent for
Deutsche Bank Trust Company Americas, as Trustee

By: _____________________
Name:
Title:

Dated: _____________________

[Signature Page to Definitive Note (USD Notes)]

[FORM OF REVERSE]

SMURFIT WESTROCK FINANCING DESIGNATED ACTIVITY COMPANY

5.185% SENIOR NOTES DUE 2036

1.       Interest. SMURFIT WESTROCK FINANCING DESIGNATED ACTIVITY COMPANY, a designated activity company incorporated under the laws of Ireland and having its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland (the “Issuer”), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. Interest on the Notes will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing July 15, 2026. The Issuer will make each interest payment to the Holders of record at the close of business on the immediately preceding January 1 and July 1 of each year. Rights of holders of beneficial interests to receive such payments will be subject to applicable procedures of DTC. Interest on the Notes will accrue at the rate of 5.185% per annum on the aggregate nominal amount of the Notes outstanding. Interest accruing on all Notes then outstanding shall be payable in cash. Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth herein.

2.       Additional Amounts. All payments made by the Payor on the Notes or any Guarantor with respect to its Guarantee will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or on behalf of (1) any jurisdiction in which the Payor or any Guarantor or successor Guarantor is organized or otherwise considered resident for tax purposes or any political subdivision or governmental authority thereof or therein having power to tax, or (2) any jurisdiction from or through which payment on the Notes or any of the Guarantees is made, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (1) and (2), a “Relevant Taxing Jurisdiction”), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction shall at any time be required from any payments made with respect to the Notes or the Guarantees, including, without limitation, payments of principal, Redemption Price, interest or premium, if any, the Payor or the relevant Guarantor, as applicable, will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by the Holders of the Notes or the Trustee, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), equal the amounts which would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable with respect to:

(1)       any Taxes imposed or levied by or on behalf of a Relevant Taxing Jurisdiction upon any payments to a Holder or Beneficial Owner who is liable for such Taxes in respect of the Notes by reason of the Holder (or a fiduciary, settlor, beneficiary, member, partner or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust, partnership, limited liability company or corporation) or Beneficial Owner having any present or former connection with such Relevant Taxing Jurisdiction (including, without limitation, being resident for tax purposes, being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, such Relevant Taxing Jurisdiction) other than a connection arising from the acquisition, ownership or holding of such Note or enforcement of rights thereunder or the receipt of payments in respect of the Notes or with respect to any Guarantee;

(2)       any Taxes that would not have been imposed if the Holder or Beneficial Owner had made a declaration of non-residence or any other claim or filing for exemption to which it is entitled (provided that (x) such declaration of non-residence or other claim or filing for exemption is required by the applicable law of the applicable Relevant Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption is required under the applicable law of the applicable Relevant Taxing Jurisdiction, the relevant Holder or Beneficial Owner at that time has been notified in writing by the Payor or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption is required to be made);

(3)       except in the case of the winding up of the Payor, any Note presented for payment (where presentation is required) in the Relevant Taxing Jurisdiction (unless by reason of the Payor’s actions, presentment could not have been made elsewhere and except to the extent that the Holder would have been entitled to Additional Amounts had the Notes been presented elsewhere);

(4)       any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented during such 30 day period);

(5)       any Taxes that are payable otherwise than by withholding from a payment of the principal of, premium, if any, or interest, if any, on the Notes or with respect to any Guarantee;

(6)       any estate, inheritance, gift, sales, excise, transfer, personal property or similar tax, assessment or other governmental charge;

(7)       a Tax imposed in connection with a Note presented for payment by or on behalf of a Holder or Beneficial Owner who would have been able to avoid such Tax by presenting the Note to, or otherwise accept payment from, another paying agent in a member state of the European Union;

(8)       any Taxes imposed, deducted or withheld pursuant to Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, in each case, as of the Original Issue Date (and any amended or successor version that is substantively comparable); any current or future regulations or agreements thereunder, official interpretations thereof or any law implementing an intergovernmental agreement relating thereto; or any treaty, law, regulation or other official guidance enacted in any other jurisdiction, facilitating implementation thereof;

(9)       all United States backup withholding taxes;

(10)       any Tax deducted, withheld or imposed in connection with the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021), as amended from time to time; or

(11)       any combination of clauses (1) through (10) above.

Such Additional Amounts will also not be payable where, had the Beneficial Owner of the Note been the Holder of the Note, it would not have been entitled to payment of Additional Amounts by reason of clauses (1) to (11) inclusive above.

Upon request, the Issuer will provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts. Copies of such documentation will be made available to the Holders upon request.

3.       Method of Payment. The Issuer shall pay interest on the Notes (except Defaulted Interest) to the Persons who are registered Holders at the close of business on the Record Date with respect to such Notes immediately preceding the interest payment date for such interest. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay all amounts owing hereunder in Dollars. With respect to payments in Dollars, if (i) a Holder has given wire transfer instructions to the Issuer and the Paying Agent in writing and (ii) the Paying Agent has received such written wire transfer instruction at least 15 days prior to the date of the relevant payment, then the Issuer will pay all interest, premium and Additional Amounts, if any, on that Holder’s Notes in accordance with those instructions by wire transfer of same day funds to the Paying Agent who in turn will wire such funds to the Holder hereof or to such other Person as the Holder hereof may in writing to the Paying Agent direct. In all other cases, the Issuer may elect to make payments of interest, premium and Additional Amounts, if any, on a Holder’s Notes by check mailed to the Holders at their addresses set forth in the register of Holders. Payments on Notes will be made through the office or agency of the Paying Agent and Registrar for the Notes unless the Issuer elects to make interest payments by check as previously described. If payments are made through the Paying Agent, immediately available funds for the payment of the principal of, premium, if any, interest and Additional Amounts, if any, on this Note due on any interest payment date, maturity date, Redemption Date or other repurchase date will be made available to the Paying Agent to permit the Paying Agent to pay such funds to the Holders on such respective dates.

4.       Paying Agent, Registrar and Transfer Agent. Initially, Deutsche Bank Trust Company Americas will act as Paying Agent, Registrar and Transfer Agent. In the event that a Paying Agent or Transfer Agent is replaced, the Issuer will provide notice thereof as set forth in the Indenture. The Issuer may change any Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may, subject to certain exceptions, act in any such capacity.

5.       Indenture. The Issuer issued the Notes under a base indenture, dated as of November 21, 2025 (the “Base Indenture”), as supplemented by an Officers’ Certificate, dated November 21, 2025, pursuant to Sections 2.1 and 12.4 of the Base Indenture (together with the Base Indenture, the “Indenture”), establishing certain terms of the Notes, among the Issuer, the Guarantors and Deutsche Bank Trust Company Americas, as Trustee, Paying Agent, Transfer Agent and Registrar. This Note is one of a duly authorized issue of Notes of the Issuer designated as its 5.185% Senior Notes due 2036 (the “Notes”). The terms of the Notes include those stated in the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture for a statement of them. The Notes are senior obligations of the Issuer. Additional Notes may be issued from time to time under the Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

6.       Ranking. The Notes will be senior unsecured obligations of the Issuer and will: (a) rank equally in right of payment with all of the Issuer’s existing and future Indebtedness that is not subordinated in right of payment to the Notes; (b) rank senior in right of payment to all of the Issuer’s existing and future Indebtedness that is subordinated in right of payment to the Notes; (c) be effectively junior to all of the Issuer’s existing and future secured Indebtedness to the extent of the value of the collateral securing such other Indebtedness; and (d) be structurally subordinated in right of payment to any obligations of Smurfit Westrock’s Subsidiaries other than Smurfit Westrock’s Subsidiaries that are Guarantors.

7.       Optional Redemption. Except as set forth below in this Paragraph 7 or under Paragraph 8, none of the Notes will be redeemable prior to January 15, 2036.

Prior to October 15, 2035 (the date that is three months prior to the scheduled maturity of the Notes) (the “Par Call Date”), the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (a) 100% of the principal amount of the Notes to be redeemed and (b) (i) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes to be redeemed are scheduled to mature on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, less (ii) interest accrued to the date of redemption, plus, in either case, accrued and unpaid interest thereon and Additional Amounts, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

On or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest and Additional Amounts, if any, thereon, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. For the avoidance of doubt, any redemption price shall be calculated by the Issuer, or on behalf of the Issuer by such Person as the Issuer may engage, and the calculation of the redemption price shall not be an obligation or duty of the Trustee or the Paying Agent. Neither the Trustee nor any Paying Agent shall be responsible for determining or verifying the Company’s determination of the redemption price.

Any such redemption and notice may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent, and such notice may state that, in the Issuer’s discretion, the Redemption Date may be delayed without any additional notice until such time as any or all such conditions shall be satisfied.

In the case of a partial redemption of the Notes, selection of the Notes to be redeemed shall be made in the manner described in Section 3.3 of the Indenture.

If and for so long as the Notes to be redeemed are admitted to the Global Exchange Market of Euronext Dublin and the rules of Euronext Dublin so require, not less than 10 nor more than 60 days prior to the Redemption Date, the Issuer will mail notice of redemption to Holders by first class mail, postage prepaid, or otherwise in accordance with the applicable procedures of DTC, to each Holder of Notes to be redeemed, at such Holder’s address appearing in the Register. Such notice of redemption may also be posted on the official website of Euronext Dublin (www.ise.ie), to the extent and in the manner permitted by the rules of Euronext Dublin.

In connection with this Paragraph 7, the following defined term applies:

“Treasury Rate” means, as of any Redemption Date, the yield determined by the Issuer in accordance with the following two paragraphs:

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to such Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than such Remaining Life — and shall interpolate to such Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than such Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Issuer shall calculate the applicable Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date. If there is no United States Treasury security maturing on such Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from such Par Call Date, one with a maturity date preceding such Par Call Date and one with a maturity date following such Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding such Par Call Date. If there are two or more United States Treasury securities maturing on such Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

8.       Special Tax Redemption. The Issuer may, at its option, redeem the Notes in whole, but not in part, at any time upon giving not less than 10 nor more than 60 days’ notice to the Holders of the Notes (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the date fixed for redemption (a “Tax Redemption Date”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if a Payor determines that, as a result of: (1) any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction affecting taxation or (2) any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), the Payor or any Guarantor is, or on the next interest payment date in respect of the Notes would be, required to pay Additional Amounts with respect to the Notes, and the Payor or the relevant Guarantor (as appropriate) cannot avoid such obligation by taking reasonable measures available to it. In the case of the Issuer or any Guarantor as of the original issue date of the Notes, the Change in Tax Law must become effective on or after the original issue date of the Notes. In the case of a Successor Issuer or any Person who becomes a Guarantor after the original issue date of the Notes or any successor of any Guarantor, the Change in Tax Law must become effective after the date that the Issuer first makes payment on the Notes or after the date on which such Person became a Guarantor or a successor of any Guarantor, as applicable. Notice of redemption for taxation reasons will be published in accordance with the procedures set forth in the Indenture. Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Payor or Guarantor, as applicable, would be obligated to make such payment or withholding if a payment in respect of the Notes were then due. Prior to the publication or mailing of any notice of redemption of the Notes pursuant to the foregoing, the Payor will deliver to the Trustee an opinion of an independent tax counsel reasonably satisfactory to the Trustee to the effect that the circumstances referred to above exist. The Trustee will accept such opinion as sufficient existence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the Holders of the Notes.

9.       Guarantees. The payment by the Issuer of the principal of, premium, if any, interest or Additional Amounts, if any, on the Notes and all other obligations of the Issuer under the Indenture is, subject to Section 11.2 of the Indenture and limitations under applicable law, fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by each of the Guarantors to the extent set forth in the Indenture.

10.       Denominations; Form; Transfer and Exchange. The Notes are in definitive registered form, without coupons, in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The Trustee, the Registrar, the Paying Agent and the Transfer Agent may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay all taxes and fees required by law or permitted by the Indenture.

11.       Persons Deemed Owners. The registered Holder of this Note shall be treated as the owner of it for all purposes, subject to the terms of the Indenture.

12.       Unclaimed Funds. If funds for the payment of principal of, premium, if any, interest and Additional Amounts, if any, on the Notes remain unclaimed for two years, the Trustee and the Paying Agents will repay the funds to the Issuer at its written request. After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

13.       Legal Defeasance and Covenant Defeasance. The Issuer may be discharged from its obligations under the Indenture and the Notes except for certain provisions thereof, and may be discharged from its obligations to comply with certain covenants contained in the Indenture, in each case upon satisfaction of certain conditions specified in the Indenture.

14.       Amendment; Supplement; Waiver. Subject to certain exceptions specified in the Indenture, the Indenture, the Notes or the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding.

15.       Successors. When a successor assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

16.       Defaults and Remedies. Subject to certain restrictions, if an Event of Default (other than an Event of Default specified in clause (4) of Section 7.1 of the Base Indenture) occurs and is continuing with respect to the Notes, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, interest, and Additional Amounts, if any, including an accelerated payment) if it determines that withholding notice is in their interest.

17.       Trustee Dealings with Issuer. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

18.       No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

19.       Authentication. This Note shall not be valid until the Trustee or Authenticating Agent signs, by manual, electronic or facsimile signature, the certificate of authentication on this Note.

20.       Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Unless otherwise defined herein, terms defined in the Indenture are used herein as defined therein.

21.       CUSIPs and ISINs. The Issuer has caused CUSIPs and ISINs to be printed on the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

22.       Governing Law. The Indenture, the Notes and the Guarantees, and the rights and duties of the parties hereunder and thereunder, shall be governed by, and construed in accordance with, the laws of the State of New York.

ASSIGNMENT FORM

To assign this Note fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint                          agent to transfer this Note on the books of the Issuer.
The agent may substitute another to act for him.

____________________________________________________________________

Date: _____________ Your Signature: ______________________

____________________________________________________________________
Sign exactly as your name appears on the other side of this Note.

EXHIBIT C

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [date], among (i) [guarantor] (the “New Guarantor”), a [type of company] organized under the laws of [jurisdiction of organization] with its registered office at [registered office] and a Subsidiary, (ii) Smurfit Westrock Financing Designated Activity Company, a designated activity company incorporated under the laws of Ireland and having its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland (the “Issuer”), and (iii) Deutsche Bank Trust Company Americas, as Trustee.

WITNESSETH:

WHEREAS the Issuer has heretofore executed an Indenture, dated as of November 21, 2025 (the “Base Indenture”), as supplemented by an Officers’ Certificate, dated November 21, 2025, pursuant to Sections 2.1 and 12.4 of the Base Indenture (together with the Base Indenture, the “Indenture”), establishing certain terms of the 5.185% Senior Notes due 2036 issued by the Issuer (the “Notes”), among the Issuer, the Guarantors and the Trustee;

WHEREAS the terms of the Notes provide that under certain circumstances the Issuer is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture providing for a Guarantee of payment of the Notes by the New Guarantor on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 10.1 of the Indenture, the New Guarantor, the Issuer and the Trustee are authorized to execute and deliver this Supplemental Indenture without the consent of any Holder of a Note.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.       Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors, to fully and unconditionally guarantee the Issuer’s obligations under the Notes on the terms and subject to the conditions set forth in Article XI of the Indenture and all the other applicable provisions of the Indenture and the Notes.

2.       Agreement to be Bound. The New Guarantor hereby shall be a party to the Indenture as a Guarantor and as such shall have all of the rights of, be subject to all of the obligations and agreements of and be bound by all of the provisions applicable to a Guarantor of the Notes under the Indenture and the Notes.

3.       Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

4.       Governing Law. This Supplemental Indenture and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York.

C-1

5.       Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

6.       Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Indenture and all other related documents and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures.

7.       Incorporation by Reference. Section 12.8 of the Indenture is incorporated by reference into this Supplemental Indenture as if more fully set out herein.

8.       Effect of Headings; Certain Definitions. The Section headings herein are for convenience only and shall not affect the construction thereof. Any capitalized term used but not otherwise defined herein shall have the meaning set forth in the Indenture.

C-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR]

By___________________________
Name:
Title:

SIGNED and DELIVERED as a deed [to be signed as a deed only as necessary under local law]

for and on behalf of

SMURFIT WESTROCK FINANCING DESIGNATED ACTIVITY COMPANY

by its duly authorized attorney

[                      ]

in the presence of [                      ]

Signature

Witness (Signature)

Print Address

Witness Occupation

[Signature Page to Supplemental Indenture (USD Notes)]

Deutsche Bank Trust Company Americas, as Trustee

By:
Name: Title:

By:
Name: Title:

[Signature Page to Supplemental Indenture (USD Notes)]